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                      [letterhead of Thompson Coburn]




July 11, 1997

Allegiant Bancorp, Inc.
7801 Forsyth Boulevard
St. Louis, Missouri 63105

Re:   Registration Statement on Form S-4
      784,650 Shares of Common Stock, $.01 par value

Ladies and Gentlemen:

      We refer you to the Registration Statement (No. 333-26433) on Form S-4 filed by Allegiant Bancorp, Inc. (the "Company") on May 2, 1997 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 784,650 shares of the Company's common stock, $.01 par value (the "Shares"), in connection with the acquisition by merger of Reliance Financial, Inc. ("Reliance") pursuant to the Agreement and Plan of Merger dated March 20, 1997 (the "Merger Agreement"), by and among the Company and Reliance, all as provided in the Registration Statement. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Articles of Incorporation and Bylaws, as amended and currently in effect, the resolutions adopted by the Board of Directors of the Company relating to the merger transaction, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

      Based only on the foregoing, the undersigned is of the opinion that:

      1. The Company has been duly incorporated and is validly existing under the laws of the State of Missouri; and

      2. The Shares to be sold by the Company, when issued as provided in the Merger Agreement, will be duly authorized and duly and validly issued.

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Allegiant Bancorp, Inc.
July 11, 1997
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      We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm in the section of the Joint Proxy Statement/Prospectus entitled "Legal Matters."

Very truly yours,


/s/ Thompson Coburn